Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-210770 on Form N-2 of our report dated February 24, 2016, relating to the financial statements of BlackRock Health Sciences Trust for the year ended December 31, 2015 and to the references to us under the headings “Item 4. Financial Highlights” and "Other Service Providers" in the Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
June 6, 2016